                                                                     EXHIBIT 2.2



            FIRST AMENDMENT AND ACKNOWLEDGMENT TO PURCHASE AGREEMENT
            --------------------------------------------------------



     This First Amendment and Acknowledgment to Purchase Agreement ("First Amendment") is entered into this 23rd day of August 2005 by and among Risk Management Alternatives Parent Corp., Risk Management Alternatives Holdings, Inc., Risk Management Alternatives International Limited, Resource Recovery Consultants, Inc., RMA Intermediate Holdings Corporation, RMA Management Services, Inc., Risk Management Alternatives International Corp. Canada, National Revenue Corporation, Risk Management Alternatives, Inc., Risk Management Alternatives Portfolio Services, LLC, RMA Holdings LLC, Purchased Paper LLC, Risk Management Alternatives Solutions LLC (collectively "Seller Parties") and NCOP Capital Resource LLC ("Purchaser").



                                   BACKGROUND
                                   ----------


     A. On or about July 6, 2005 Seller Parties and Purchaser executed a certain Purchase Agreement which provides for the sale of substantially all of the Seller Parties' assets to Purchaser (as amended, the "Purchase Agreement"). Capitalized terms used herein but not otherwise defined herein have the meanings provided in the Purchase Agreement.

     B. In order to minimize rejection damage claims, the parties are desirous of amending the Purchase Agreement to allow Purchaser additional time within which to make decisions regarding the designation of the Assigned Contracts and Leases.

     THEREFORE, with the foregoing background being incorporated by reference herein and, intending to be legally bound hereby, the parties hereto agree as follows:


     1. Section 2.1(b) of the Purchase Agreement is deleted and replaced with the following:

          Schedule 2.1(b) attached hereto sets forth a list of Contracts that Purchaser wishes to assume and the applicable Seller Party wishes to assign to Purchaser at Closing ("Assigned Contracts and Leases"); provided, however, Purchaser may remove Contracts (other than the (i) KERP Letters, (ii) agreements described in items 4 and 5 of Section 5.5(d) of the Seller Disclosure Letter, (iii) NEX Lease, (iv) RMA Holdings Guaranty and (v) Cunningham Agreement, none of which can be removed) from the list of Assigned Contracts and Leases on Schedule 2.1(b), and place the same under item 3 of Schedule A to the Transition Services Agreement, until a date which is the earlier of
          (A) September 2, 2005 or (B) the Closing Date ("Contract Commitment Date").

     2. Section 4.2(f) of the Purchase Agreement is deleted and replaced with the following:

          (f) a Transition Services Agreement, substantially in the form set forth on Amended and Restated Exhibit 4.2(f) ("Transition Services Agreement"), dated the Closing Date, and duly executed by Parent and the Subsidiaries;

     3. Attached hereto is (x) Schedule 2.1(b) referred to in Section 2.1(b) of the Purchase Agreement and (y) the Amended and Restated Exhibit 4.2(f) referred to in Section 4.2(f) of the Purchase Agreement.

     4. With respect to Software and IT Contracts and governmental customer Contracts, Purchaser agrees and acknowledges for all purposes under the Purchase Agreement that the Seller Parties have used satisfactory efforts (including Commercially Reasonable Efforts) to obtain the Consents contemplated by Section 9.7(b) of the Purchase Agreement.

     5. Except as expressly set forth herein, all of the remaining terms and conditions of the Purchase Agreement shall remain in full force and effect.

     6. This Amendment may be executed and delivered in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

IN WITNESS WHEREOF, the parties, intending to be legally bound hereby have caused this First Amendment and Acknowledgment to be executed on their behalf by their officers thereunto duly authorized, as of the date first above written.


RISK MANAGEMENT ALTERNATIVES                  NCOP CAPITAL RESOURCE, LLC
PARENT CORP.

By:   /s/ Joseph P. Connolly                  By:   /s/ Michael J. Barrist
      ----------------------------                  ----------------------------
      Name: Joseph P. Connolly                      Name: Michael J. Barrist
      Title: President                              Title: CEO


RISK MANAGEMENT ALTERNATIVES                  RISK MANAGEMENT ALTERNATIVES
HOLDINGS, INC.                                INTERNATIONAL LIMITED

By:   /s/ Joseph P. Connolly                  By:   /s/ Joseph P. Connolly
      ----------------------------                  ----------------------------
      Name: Joseph P. Connolly                      Name: Joseph P. Connolly
      Title: President                              Title: President

  [SIGNATURE PAGE TO FIRST AMENDMENT AND ACKNOWLEDGMENT TO PURCHASE AGREEMENT]

RESOURCE RECOVERY CONSULTANTS,                     RMA INTERMEDIATE HOLDINGS
INC.                                               CORPORATION

By: /s/ Joseph P. Connolly                         By: /s/ Joseph P. Connolly
    ---------------------------                        -------------------------
    Name: Joseph P. Connolly                           Name: Joseph P. Connolly
    Title: President                                   Title:  President



RMA MANAGEMENT SERVICES, INC.                      RISK MANAGEMENT ALTERNATIVES
                                                   INTERNATIONAL CORP. CANADA


By: /s/ Joseph P. Connolly                         By: /s/ Joseph P. Connolly
    ---------------------------                        -------------------------
    Name: Joseph P. Connolly                           Name: Joseph P. Connolly
    Title: President                                   Title: President



NATIONAL REVENUE CORPORATION                       RISK MANAGEMENT ALTERNATIVES,
                                                   INC.

By: /s/ Joseph P. Connolly                         By: /s/ Joseph P. Connolly
    ---------------------------                        -------------------------
    Name: Joseph P. Connolly                           Name: Joseph P. Connolly
    Title: President                                   Title: President

RISK MANAGEMENT ALTERNATIVES                       RMA HOLDINGS LLC
PORTFOLIO SERVICES, LLC

By: /s/ Joseph P. Connolly                         By: /s/ Joseph P. Connolly
    ---------------------------                        -------------------------
    Name: Joseph P. Connolly                           Name: Joseph P. Connolly
    Title: President                                   Title:  President


PURCHASED PAPER LLC                                RISK MANAGEMENT ALTERNATIVES
                                                   SOLUTIONS LLC

By: /s/ Joseph P. Connolly                         By: /s/ Joseph P. Connolly
    ---------------------------                        -------------------------
    Name: Joseph P. Connolly                           Name: Joseph P. Connolly
    Title: President                                   Title: President


            [SIGNATURE PAGE TO FIRST AMENDMENT AND ACKNOWLEDGMENT TO
                              PURCHASE AGREEMENT]